UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2015

CEMPRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35405	45-4440364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

6240 Quadrangle Drive, Suite 360, Chapel Hill, NC		27517
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (919) 313-6601

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 7, 2015 we entered into an underwriting agreement with Morgan Stanley & Co. LLC and Cowen and Company, LLC, as representatives of the several underwriters named therein, relating to an underwritten public offering of 5,250,000 shares of our common stock, par value $0.001 per share, at a public offering price of $24.50 per share. We expect the net proceeds from the sale of the shares to be approximately $120.6 million, after deducting underwriting discounts and commissions and estimated offering expenses. In addition, we have granted the underwriters a 30-day option to purchase up to an additional 787,500 shares of common stock. Morgan Stanley & Co. LLC and Cowen and Company, LLC are acting as joint book-running managers for the offering. Stifel, Nicolaus & Company, Incorporated is acting as lead manager, and Oppenheimer & Co. Inc. and Ladenburg Thalmann & Co. Inc. are acting as co-managers.

The offering is being made pursuant to a prospectus supplement dated January 7, 2015 and an accompanying prospectus dated December 29, 2014, pursuant to our shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission on November 19, 2014 and became effective on December 29, 2014 (File No. 333-200360). The offering is expected to close on or about January 13, 2015, subject to the satisfaction of customary closing conditions contained in the underwriting agreement. The underwriting agreement contains customary representations, warranties, and agreements by us, and customary conditions to closing, indemnification obligations of our company and the underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

A copy of the underwriting agreement is attached as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the underwriting agreement is not complete and is qualified in its entirety by reference to Exhibit 1.1. The prospectus supplement relating to the offering has been filed with the Securities and Exchange Commission. A copy of the opinion of Wyrick Robbins Yates & Ponton LLP relating to the validity of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

Item 8.01.	Other Events.

On January 7, 2015 we issued a press release announcing the entry into the underwriting agreement described in Item 1.01 of this Current Report on Form 8-K. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 7, 2015 by and among Cempra, Inc. and Morgan Stanley & Co. LLC and Cowen and Company, LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.

23.1	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1).

99.1	Press release dated, January 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMPRA, INC.

Date: January 8, 2015	/s/ Mark W. Hahn
Mark W. Hahn, Chief Financial Officer